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                                                                    EXHIBIT 99.1


PSYCHIATRIC SOLUTIONS, INC.
[PSI LOGO]


CONTACT:
Joey A. Jacobs
President and Chief Executive Officer
(615) 312-5700



         PSYCHIATRIC SOLUTIONS SIGNS DEFINITIVE AGREEMENT TO ACQUIRE SIX
                 PSYCHIATRIC FACILITIES FROM THE BROWN SCHOOLS

    $63 MILLION CASH TRANSACTION BRINGS 790 NEW BEDS TO PSYCHIATRIC SOLUTIONS


FRANKLIN, Tenn. (February 13, 2003) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq: PSYS) today announced that it has signed a definitive agreement for the purchase of six psychiatric facilities from The Brown Schools, Inc. for $63 million in cash. The six facilities, which have an aggregate of 790 beds, are located in Austin, San Antonio and San Marcos, Texas; Charlottesville, Virginia; Colorado Springs, Colorado; and Tulsa, Oklahoma. For 2002, the facilities produced combined revenues of $76 million. Consummation of the transaction, which is subject to customary closing conditions, is expected on March 31, 2003.

         Joey Jacobs, president and chief executive officer of Psychiatric Solutions, remarked, "We are very pleased to announce this transaction, which will bring three inpatient psychiatric hospitals and three residential treatment facilities to PSI, more than doubling our current 701 beds in operation. We believe the acquisition of these high-quality facilities, as well as our purchase of five additional psychiatric hospitals in the last 18 months, reflects a continuing opportunity to consolidate, and expand capacity in, a large and growing market for inpatient psychiatric care.

         "A critical element of our evaluation of any potential acquisition concerns the potential we have to substantially increase both the revenues and profitability at an acquired facility by introducing new programs, recruiting additional inpatient psychiatrists and intensifying marketing. We are confident this organic growth opportunity exists at all six of the facilities to be acquired and that each facility is positioned to contribute to PSI's goal of being the dominant provider in each of its markets. We look forward to working with the staff of each facility to achieve these growth objectives."




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         Marguerite W. Sallee, The Brown Schools president and chief executive officer, said, "This transaction should be beneficial to all parties. PSI is uniquely positioned to take advantage of current market opportunities in the behavioral healthcare industry. Our behavioral facilities will become part of a leading national organization, which focuses exclusively on delivering these specialized healthcare services. PSI is the perfect organizational home for these programs."


         This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding intent, belief or current expectations of PSI and its management. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause PSI's actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that might cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional hospitals on favorable terms; (2) the ability of PSI to improve the operations of acquired hospitals; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities;
(4) the limited operating history of PSI; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (6) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and
(7) potential difficulties in integrating the operations of PSI with PMR. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's joint proxy statement/prospectus on Form S-4, dated July 11, 2002, under the caption "Risk Factors." A copy of the Form S-4 may be obtained from the Public Reference Branch of the SEC at 450 Fifth Street NW, Washington, DC at prescribed rates. PSI undertakes no obligation to update any forward-looking statements, whether as a result of news information, future events or otherwise.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its ownership and operation of freestanding psychiatric inpatient hospitals and its management of psychiatric units within general acute care hospitals owned by others. At September 30, 2002, PSI owned and operated five freestanding hospitals and managed 48 psychiatric units.